Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement (No. 333-142110) on Form S-1 of Silver State Bancorp of our report dated March 29, 2007 relating to our audit of the consolidated financial statements, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our Firm under the caption “Experts” in such Prospectus.

/s/ McGladrey & Pullen, LLP

Las Vegas, Nevada

July 10, 2007

McGladrey & Pullen, LLP is an independent member firm of

RSM International, an affiliation of independent accounting

and consulting firms.